Exhibit 10.1

Execution Version

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 1, 2018 (this “Amendment”), is entered into by Laureate Education, Inc., a public benefit corporation formed under the laws of the State of Delaware (the “Borrower”), Citibank, N.A., as Administrative Agent and Collateral Agent, the other parties hereto and certain financial institutions listed on the signature pages hereto.

RECITALS

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of April 26, 2017, by and among the Borrower, the lending institutions party thereto from time to time and Citibank, N.A., as Administrative Agent and Collateral Agent (the “Credit Agreement” and, as amended hereby, the “Amended Credit Agreement”); capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, the Lenders party thereto have extended, and have agreed to extend, credit to the Borrower;

WHEREAS, on the date hereof, and immediately prior to the effectiveness of this Amendment on the Effective Date, (a) there are no unfunded Classes or Series of Term Loans under the Credit Agreement and (b) the Series 2024 Term Loans are the only Class and Series of Term Loans outstanding and unpaid under the Credit Agreement (the “Existing Term Loans”; and the Lenders holding the Existing Term Loans are referred to herein as the “Existing Term Lenders”);

WHEREAS, upon the effectiveness of this Amendment on the Effective Date, the Series 2024 Term Loans will continue to be the only Class or Series of Term Loans under the Amended Credit Agreement;

WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto desire to amend the Credit Agreement as set forth herein and to reduce the Applicable ABR Margin and Applicable LIBOR Margin applicable to the Existing Term Loans, subject to the satisfaction of certain conditions precedent to effectiveness referred to in Section 4 hereof;

WHEREAS, Citigroup Global Markets Inc. is the lead arranger of this Amendment (in such capacity, the “Lead Arranger”);

WHEREAS, pursuant to Section 14.1 of the Credit Agreement, the reduction of the Applicable ABR Margin and the Applicable LIBOR Margin require the consent of all of the Existing Term Lenders affected thereby;

WHEREAS, certain of the Existing Term Lenders (each a “Continuing Term Lender” and, collectively, the “Continuing Term Lenders”) agree to this Amendment upon the terms and subject to the conditions set forth in this Amendment;

WHEREAS, certain of the Existing Term Lenders (each a “Non-Consenting Term Lender” and, collectively, the “Non-Consenting Term Lenders”) have failed to consent to this Amendment;

WHEREAS, pursuant to Section 14.7(b) of the Credit Agreement, subject to the consent of the Required Lenders to this Amendment, the Borrower has elected to replace the Non-Consenting Term Lenders with the New Term Lenders, which replacement shall be evidenced by this Amendment;

WHEREAS, certain new lenders (“New Term Lenders,” which term shall also include Continuing Term Lenders, to the extent that they may accept assignments of all or part of Existing Term Loans from Non-Consenting Term Lenders in amounts greater than the outstanding principal amounts of their Existing Term Loans) have agreed to accept assignments of Existing Term Loans from Non-Consenting Term Lenders and to pay to the Administrative Agent for distribution to the respective Non-Consenting Term Lenders an amount equal to the principal amount of the Existing Term Loan assigned to the respective New Term Lenders (as allocated by the Borrower and the Lead Arranger, not exceeding any commitment offered by such New Term Lender), plus the accrued and unpaid interest thereon;

WHEREAS, each  Continuing Term Lender has agreed to enter into the Lender Addendum in the form attached as Exhibit A-1 hereto (each an “Continuing Term Lender Addendum”)and the New Term Lenders have agreed to enter into a Lender Addendum in the form attached hereto as Exhibit A-2 hereto (each a “New Term Lender Addendum” and together with the Continuing Term Lender Addendums, each a “Lender Addendum” and, collectively, the “Lender Addendums”), which signed Lender Addendums when executed and delivered shall constitute their respective signature pages to this Amendment; and

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

SECTION 1.  Amendment of Term Loans.

(a)                                 Each Continuing Term Lender that executes and delivers a Continuing Term Lender Addendum (i) consents to the terms of this Amendment and (ii) agrees, effective upon the Effective Date, to all provisions of the Amended Credit Agreement, and shall continue to be a party to the Amended Credit Agreement, as a Lender (and as a Series 2024 Term Lender).

(b)                                 Each New Term Lender that executes and delivers a New Term Lender Addendum (i) consents to the terms of this Amendment, (ii) agrees, effective upon the Effective Date, to all provisions of the Amended Credit Agreement, and to be a party to the Amended Credit Agreement, as a Lender (and as a Series 2024 Term Lender), and (iii) accepts an assignment of Existing Term Loans from Non-Consenting Term Lenders to the extent determined by the Borrower and the Lead Arranger (not exceeding any commitment offered by such New Term Lender), which assignment shall be deemed to be effective and completed on the Effective Date.

(c)                                  On the Effective Date, each New Term Lender will provide to the Administrative Agent, in the manner arranged by the Lead Arranger, the Administrative Agent and the New Term Lenders, an amount equal to the principal amount (not exceeding any commitment offered by such New Term Lender) of the Existing Term Loans held by the Non-Consenting Term Lenders allocated to it by the Borrower and the Lead Arranger (not exceeding any commitment offered by such New Term Lender) and notified to it on or prior to the Effective Date, plus the accrued and unpaid interest thereon.

SECTION 2.  Amendments to the Credit Agreement. On the Effective Date, the following amendments shall be made to the Credit Agreement:

(a)  The definition of “Applicable ABR Margin” shall be amended to (x) delete the column headed “Applicable ABR Margin for Series 2024 Term Loans” and (y) replace the text “with respect to each ABR Loan that is a Series 2024 Term Loan,” with “with respect to each ABR Loan that is a Series 2024 Term Loan, 2.50%, and with respect to each ABR Loan that is a”.

(b)  Clause (i) of the definition of “Applicable Amount” shall be amended to replace the text “greater than” with “less than or equal to”.

(c)  The definition of “Applicable LIBOR Margin” shall be amended to (x) delete the column headed “Applicable LIBOR Margin for Series 2024 Term Loans” and (y) replace the text “with respect to each LIBOR Loan that is a Series 2024 Term Loan or” with “with respect to each LIBOR Loan that is a Series 2024 Term Loan, 3.50%, or with respect to each LIBOR Loan that is”.

(d)  Section 5.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“In the event that, on or prior to August 1, 2018, the Borrower makes any prepayment of any of the Series 2024 Term Loans in connection with a Repricing Transaction with respect to the Series 2024 Term Loans (other than the prepayment of any of the Series 2024 Term Loans with proceeds of any Indebtedness permitted pursuant to Section 10.1(aa)), the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Series 2024 Term Lenders, a payment equal to 1% of the aggregate amount of the applicable Series 2024 Term Loans so repaid or repriced.”

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders party hereto and the Administrative Agent that, as of the date hereof:

(a)  After giving effect to this Amendment, the representations and warranties set forth in Section 8 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that to the extent any such representation and warranty is already qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.

(b)  The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment.  The execution and delivery of this Amendment and the performance by the Borrower of this Amendment has been duly approved by all necessary organizational action of the Borrower. The execution and delivery of this Amendment and the performance of the Amended Credit Agreement by the Borrower does not and will not (i) require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, where the failure to obtain such registration, consent or approval or give such notice, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower (other than Liens created under the Credit Documents) pursuant to, the terms of any Contractual Requirement;

(c)  This Amendment has been duly executed and delivered by the Borrower and this Amendment is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(d)  No Default or Event of Default has occurred and is continuing; and

(e)  There has been no Material Adverse Effect since September 30, 2017.

SECTION 4.  Amendment Effectiveness.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent set forth in this Section 4 (the date on which such conditions are satisfied (or waived by the Administrative Agent) is referred to herein as the “Effective Date”):

(a)                                 the Administrative Agent (or its counsel) shall have received from (i) the Borrower and (ii) the Continuing Term Lenders and New Term Lenders a duly executed and delivered counterpart of this Amendment signed by each such party and the Continuing Term Lenders that have executed and delivered counterparts of this Amendment constitute Required Lenders;

(b)                                 the Lead Arranger will have received at least 2 days prior to the Effective Date all documentation and other information (to the extent such documentation and other information has been requested, and the Borrower has been afforded, a reasonable amount of time prior to such date) required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act;

(c)                                  the Borrower shall have paid all fees or other amounts previously agreed in writing to be received on the Effective Date by the Lead Arranger or any other arranger;

(d)                                 the Borrower shall have delivered a certificate of a responsible officer as to the matters set forth in Sections 3(a), (d) and (e);

(e)                                  no Default or Event of Default under the Credit Agreement exist, as of the Effective Date; and

(f)                                   the Administrative Agent shall have received all amounts due and payable, solely with respect to reasonable fees, charges and disbursements of counsel, to the Administrative Agent and the Lead Arranger on or prior to the Effective Date pursuant to the Credit Agreement, required to be reimbursed or paid by the Borrower hereunder with respect to this Amendment for which invoices have been provided prior to the Effective Date.

SECTION 5.  Confirmation of Assignment and Acceptance.  Each Existing Term Lender has been asked to consent to and join in this Amendment. With respect to each Non-Consenting Term Lender, the Borrower hereby exercises its right under Section 14.7(b) to replace such Non-Consenting Lender by requiring such Non-Consenting Term Lender to assign its Loans and its Commitments to one or more assignees reasonably acceptable to the Administrative Agent. Each New Term Lender hereby agrees (a) to accept an assignment of the Existing Term Loans and the related Commitments from the Non-Consenting Term Lenders in amounts of (i) in the case of a New Term Lender that is a Continuing Term Lender, an amount equal to the principal amount of the Series 2024 Term Loans allocated to such New Term Lender by the Borrower and the Lead Arranger (not exceeding any commitment offered by such New Term Lender) (the principal amount of the Series 2024 Term Loans allocated by the Borrower and the Lead Arrangers to each New Term Lender, the “Series 2024 Term Loan Allocation Amount”) minus the outstanding principal amount of the Existing Term Loans held by such New Term Lender immediately prior to the Effective Date and (ii) in the case of each other New Term Lender, such new Term Lender’s Series 2024 Term Loan Allocation Amount and (b) to pay to the Administrative Agent for distribution to the Non-Consenting Lenders an amount equal to the principal amount of the Existing Term Loan assigned to the respective New Term Lenders (as allocated by the Borrower and the Lead Arranger, not exceeding any commitment offered by such New Term Lender), plus the interest accrued and unpaid interest thereon.  The Administrative Agent confirms that such Existing Term Lenders and New Term Lenders are assignees reasonably acceptable to the Administrative Agent, and that this Amendment constitutes an Assignment and Acceptance with respect to the assignment of the Existing Term Loans and the related Commitments of the Non-Consenting Term Lenders to the New Term Lenders, which assignments shall be effective and complete on the Effective Date to the same extent as an Assignment and Acceptance delivered pursuant to Section 14.6 when (x) all Obligations (other than principal and interest) of the Borrowers owing to such Non-Consenting

Term Lenders have been paid in full to such Non-Consenting Term Lenders and (y) the Non-Consenting Term Lenders shall have been paid an amount equal to the principal amount of the Obligations of the Borrowers to such Non-Consenting Term Lenders plus the amount of the accrued and unpaid interest thereon.  The Administrative Agent and the Borrower further confirm that on the date hereof, and immediately prior to the effectiveness of this Amendment on the Effective Date, no Obligations (other than principal and interest) within the scope of clause (x) of the preceding sentence are owed to the Non-Consenting Term Lenders (other than contingent liabilities and similar obligations under Sections 2.10, 2.11, 3.5, 5.4 and 14.5 of the Credit Agreement for which a claim has not been made or received, and for which the Non-Consenting Term Lender shall continue to be entitled pursuant to Section 14.6 of the Credit Agreement). The Administrative Agent waives the processing and recordation fees under Section 14.6(b)(ii)(c) of the Credit Agreement with respect to the foregoing assignment of the Existing Term Loans.

SECTION 6.  No Breakage Costs.  Notwithstanding anything to the contrary, each Continuing Term Lender and each New Lender agrees to waive its rights to compensation for any amounts owing under Section 2.10 or Section 2.11 of the Credit Agreement, if applicable.

SECTION 7.  Effect of Amendment.  Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.  This Amendment shall constitute a “Credit Document”.  This Amendment shall not be considered a novation.  For the avoidance of doubt, the Interest Period (and the LIBO Rate thereunder) with respect to the Term Loans as in effect immediately prior to the Effective Date are not amended or altered hereby and shall be the Interest Period (and the LIBO Rate thereunder) as in effect immediately after the Effective Date.

SECTION 8.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 9.  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.  Submission to Jurisdiction; WAIVER OF JURY TRIAL.     Section 14.13 of the Amended Credit Agreement is hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 11.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

LAUREATE EDUCATION, INC., as Borrower

By:	/s/ Eilif Serck-Hanssen
Name:	Eilif Serck-Hanssen
Title:	Chief Executive Officer

[Signature Page to First Amendment]

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Caesar W. Wyszomirski
Name:	Caesar W. Wyszomirski
Title:	Director

[Signature Page to First Amendment]

Executed Lender Addendums on file with Simpson Thacher & Bartlett LLP

EXHIBIT A-1

CONTINUING TERM LENDER ADDENDUM TO THE

FIRST AMENDMENT

REFERRED TO BELOW

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the First Amendment  (the “First Amendment”) to the Second Amended and Restated Credit Agreement dated as of April 26, 2017 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), by and among Laureate Education, Inc., (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the First Amendment or the Amended Credit Agreement, as applicable.

By executing this Lender Addendum as a Continuing Term Lender, the undersigned institution hereby (A) consents to the terms of the First Amendment and (B) on the terms and subject to the conditions set forth in the First Amendment and the Amended Credit Agreement, agrees, upon the Effective Date, to all of the provisions of the Amended Credit Agreement, and shall continue to be a party to the Amended Credit Agreement, as a Lender (and as a Series 2024 Term Lender).

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Delivery of an executed signature page hereof by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

Name of Institution:

Executing as an Continuing Term Lender(1):

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

(1)    In no event shall any Term Loan Lender be able to continue more than their Existing Term Loans outstanding immediately prior to the Effective Date.

EXHIBIT A-2

LENDER ADDENDUM (NEW) TO THE

FIRST AMENDMENT

REFERRED TO BELOW

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”) relating to the Second Amended and Restated Credit Agreement dated as of April 26, 2017, (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by the First Amendment, the “Amended Credit Agreement”), by and among Laureate Education, Inc., (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), and Citibank, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the First Amendment or the Amended Credit Agreement, as applicable.

By executing this Lender Addendum as a New Term Lender, the undersigned institution hereby (A) consents to the terms of the First Amendment, (B) agrees to all of the provisions of the Amended Credit Agreement and to be a party to the Amended Credit Agreement as a Lender (and as a Series 2024 Term Lender), (C) accepts an assignment of the Existing Term Loans from Non-Consenting Term Lenders to the extent determined by the Borrower and the Lead Arrange and (D) on the terms and subject to the conditions set forth in the First Amendment agrees to pay, as consideration for such assignment, an amount equal to the principal amount of the Existing Term Loans held by the Non-Consenting Lenders allocated to it by the Borrower and the Lead Arranger, plus accrued and unpaid interest thereon.

THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Delivery of an executed signature page hereof by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

Name of Institution:

Executing as an New Term Lender:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title: